EXHIBIT 99.2

                        UNOCAL FIRST QUARTER 2003 SUMMARY
        For reconciliation refer to the Earnings Release and Table titled
       "Net Earnings and Adjusted After-Tax Earnings by Business Segment"

Total Reported First Quarter 2003 Net  Earnings            $    134  $.52/ Share
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Special Items & Accounting Change
Environmental & Litigation Provisions                            14
Non Hedge Derivatives - Mark to Market                           (2)
Cumulative Effects of Accounting Change (FAS 143)                83

First Quarter 2003 Adjusted Earnings                       $    229  $.87/ Share
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First Call Consensus dated April 23, 2003 Per Share                  $.79/ Share
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                                                           $ Million
Fourth Quarter 2002 Adjusted Earnings                           123  $.48/ Share

Variances
         Lower 48 United States                                  70
         Higher Natural Gas Prices +72, Higher Liquids +10
         Higher Production Volumes +12, Higher Dry Holes (25)
         Pure Transaction Costs in 4Q +11
         Timing of 4Q Participation Income (10)

         Alaska -                                                14
         Higher Liq. Price +8, Lower OPEX +4, Lower DD&A +2

         Canada - Higher Prices  Oil +8, Gas +9, Other (1)       16

         International E&P                                        2
         Higher Liquids Prices +16, Higher Gas Production +5
         Lower Cash Expense +11, Timing of Crude liftings (15)
         Higher Dry Holes (3), Higher DD&A (3), Taxes & Other (9)

         Oil & Gas Marketing (Trade)                            (12)
         1Q Trading Losses vs Gains in 4Q

         Midstream - Lower Provisions                             3

         Geothermal - Improved Operating results                  7

         Corporate & Other -                                      6
         Lower Cash Expense +10, Higher Pension Expense (9)
         Tax Adj & Other +5

         First Quarter 2003 Adjusted Earnings              $    229  $.87/ Share
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